UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 17, 2007
Four Oaks FinCorp, Inc.
(Exact name of registrant as specified in its charter)
North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6114 U.S. 301 South - Four Oaks, NC 27524
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  919-963-2177

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 17, 2007, Four Oaks Fincorp, Inc. (OTC BB: FOFN) issued a press release announcing a cash dividend of $0.07 per share payable on or after March 7, 2007, to shareholders of record on February 28, 2007.
The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibits
EX-99.1	Press Release issued on January 17, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Four Oaks FinCorp, Inc.
Date: January 17, 2007	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr. President & Chief Executive Officer